                                                                      Exhibit 11

               Unitrode Corporation and Consolidated Subsidiaries
           Computation of Primary and Fully Diluted Earnings per Share
                      (in thousands except per share data)



Three months ended                                    August 2, 1997    July 27, 1996
-------------------------------------------------------------------------------------

Net income                                               $ 8,118          $ 4,708
                                                         =======          =======

Primary Earnings Per Share:
---------------------------
Weighted average of common shares outstanding             11,763           11,510
Equivalent shares arising from the assumed
  exercise of stock options                                  693              328
                                                         -------          -------
Weighted average of common and common
  equivalent shares outstanding                           12,456           11,838
                                                         =======          =======

Net income                                               $   .65          $   .40
                                                         =======          =======

Fully diluted earnings per share:
---------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                        12,456           11,838
Incremental shares to reflect full
  dilution                                                    96(1)            --(1)
                                                         -------          -------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                12,552           11,838
                                                         =======          =======

Net income                                               $   .65          $   .40
                                                         =======          =======





(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

               Unitrode Corporation and Consolidated Subsidiaries
           Computation of Primary and Fully Diluted Earnings per Share
                      (in thousands except per share data)



Six months ended                                      August 2, 1997    July 27, 1996
-------------------------------------------------------------------------------------

Net income                                               $14,704          $ 9,969
                                                         =======          =======

Primary earnings per share:
---------------------------
Weighted average of common shares outstanding             11,721           11,494
Equivalent shares arising from the assumed
  exercise of stock options                                  605              352
                                                         -------          -------
Weighted average of common and common
  equivalent shares outstanding                           12,326           11,846
                                                         =======          =======


Net income                                               $  1.19          $   .84
                                                         =======          =======

Fully diluted earnings per share:
---------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                        12,326           11,846
Incremental shares to reflect full
  dilution                                                    87(1)            --(1)
                                                         -------          -------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                12,413           11,846
                                                         =======          =======

Net income                                               $  1.18          $   .84
                                                         =======          =======


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.